                                 Exhibit E-1 to
                       SECOND AMENDED AND RESTATED CREDIT


                      COMPANY PLEDGE AND SECURITY AGREEMENT


          COMPANY PLEDGE AND SECURITY AGREEMENT, dated as of May 2, 1994 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), made by Charter Medical Corporation, a Delaware corporation (the "Company" or the "Assignor"), to Bankers Trust Company, a New York banking corporation, in its capacity as Collateral Agent (as hereinafter defined) for the Secured Creditors (as hereinafter defined). Certain capital-ized terms are defined in Article VII hereof.

                              W I T N E S S E T H:

          WHEREAS, the Company (as successor to WAF Acquisition Corporation, a Delaware corporation), certain of the Lenders (as hereinafter defined), Bankers Trust Company, as Agent, and Wells Fargo Bank, National Association and Bank of America National Trust and Savings Association, as co-agents (the "Original Co-Agents"), entered into that certain Credit Agreement dated as of September l, 1988 which was amended and restated by the Amended and Restated Credit Agreement dated as of July 21, 1992 (the "1992 Company Credit Agreement"), which is being amended and restated by the Second Amended and Restated Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supple-mented or otherwise modified from time to time, the "Company Credit Agreement"), pursuant to which certain of the Lenders made certain loans and commitments to the Company, the terms of which are being amended and restated pursuant to the Company Credit Agreement; and

          WHEREAS, pursuant to the terms and conditions of the Company Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Company; and

          WHEREAS, certain Subsidiary Borrowers, certain of the Lenders, the Agent and the Original Co-Agents en-tered into a Credit Agreement, dated as of September l, 1988, which was amended and restated by the Amended and Restated Subsidiary Credit Agreement dated as of July 21, 1992 (the "1992 Subsidiary Credit Agreement"; and, together with the 1992 Company Credit Agreement, the "1992 Credit Agreements"), which is being amended and restated by the Second Amended and Restated Subsidiary Credit Agree-ment dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Credit Agreement"; and, together with the Company Credit Agreement, each a "Credit Agreement" and collectively the "Credit Agreements"), pursuant to which certain of the Lenders made certain loans and commitments to, and participated in cer-tain letters of credit for the benefit of, the Subsidiary Borrowers, the terms of which are being amended and restated pursuant to the Subsidiary Credit Agree-ment; and

          WHEREAS, pursuant to the terms and conditions of the Subsidiary Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of the Subsidiary Borrowers; and

          WHEREAS, the Company has executed and delivered a Second Amended and Restated Company Guaranty dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Company Guaranty") pursuant to which the Company has agreed to guarantee all of the Obligations (as defined in the Subsidiary Credit Agreement) of each Subsid-iary Borrower under the Subsidiary Credit Agreement; and

          WHEREAS, the Lenders have agreed to amend and restate the 1992 Credit Agreements upon terms and conditions acceptable to the Company and the Subsid-iary Borrowers; and

          WHEREAS, it is a condition precedent to the incurrence of loans and the issuance of letters of credit under the Credit Agreements that the Company execute and deliver to the Collateral Agent this Agreement;

          NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties and covenants and agrees as follows:


                                    ARTICLE I

                               SECURITY INTERESTS

          1.1. GRANT OF SECURITY INTERESTS. (a) As collateral security for the prompt and complete payment and performance when due of all of the Obliga-tions, the Assignor does hereby sell, assign and transfer as collateral security unto, and does hereby grant to, the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in all of the Assignor's right, title and interest in, to and under all of the following, now existing or hereafter from time to time arising or acquired, (i) each and every Receivable, except (x) to the extent prohibited by the Medicare and Medicaid programs pursuant to 42 U.S.C. Sections 1395 and 1396(a) (and any successor to such Sections) and (y) Receivables from the United States Government to the extent such Receivables are prohibited by law to be subject to a security interest or Lien, (ii) all Inventory, Equipment, other Goods, Chattel Paper, Documents, Fixtures and Instruments; (iii) to the extent not prohibited by applicable law, all Contracts, Contract Rights arising under such Contracts and all other General Intangibles; (iv) to the extent permitted under such agreements, any and all interest rate or currency exchange agreements, including without limitation, cap, collar, floor, forward or similar agreements or other rate protection arrangements and all other hedging arrangements (the "Assigned Agreements"); (v) any and all books and records relating to any of the property described in the foregoing clauses (i) through (iv) except to the extent such books and records are acquired under a license from a third party which prohibits the granting of a security interest therein; and (vi) in each instance, together with all acces-sions, attachments and additions thereto, substitutions therefor and replace-ments, Proceeds and products of any and all of the foregoing items described in clauses (i) through (v) (all of the above collectively, the "Collateral"); PRO-VIDED, HOWEVER, that, with the exception of the Collateral described in clause
(i) and any Collateral constituting intercompany notes, the foregoing grant of a security interest shall not include
                                        3
a security interest in, and the Collateral shall not include, any property of the Assignor to the extent (but only to the extent) that the granting of a security interest in such property is prohibited or otherwise restricted by the terms of the agreements listed on the attached Schedule 1 (the "Excluded Property"); PROVIDED, FURTHER, that upon the termination or expiration of such prohibition or restriction, the Excluded Property shall become subject to the security interest hereunder and shall be deemed to be Collateral.

          (b) The pledges, liens and security interests of the Collateral Agent under this Agreement extend to all Collateral now existing or hereafter ac-quired, of the kind which is the subject of this Agreement which the Assignor may acquire at any time during the continuation of this Agreement. Except as otherwise set forth in the Credit Agreements (including, without limitation, Section 8.8 of the Company Credit Agreement), upon the sale or disposition by the Assignor of all of its right, title and interest in and to any Collateral pursuant to Sections 8.2, 8.6 or 8.8 of the Company Credit Agreement, the secu-rity interest with respect to such Collateral shall be released; PROVIDED that, at such time, no Default or Event of Default shall have occurred and be continu-ing.

          (c) In the event that the grant of a security interest hereunder in any Collateral (other than any Collateral described in Section 1.1(a)(i) and any intercompany notes) is prohibited by any agreement to which the Company is a party, the Collateral Agent, promptly after a written request therefor from the Assignor, shall release the security interest granted hereunder in such Collat-eral if (i) no Default or Event of Default has occurred and is then continuing,
(ii) the replacement cost of such Collateral is less than $500,000, (iii) the Company has used all reasonable efforts (other than the payment of any signifi-cant sum of money) to obtain a consent from the other parties to such agreement to the Collateral Agent's security interest in such Collateral, and (iv) after giving effect to such release, Collateral and Subsidiary Collateral having an aggregate replacement cost in excess of $3,000,000 shall not have been released pursuant to this Section 1.1(c) and/or Section 1.1(c) of the Subsidiary Pledge and Security Agreement. For purposes of the foregoing clauses (ii) and (iv), the re-placement cost of any Collateral or Subsidiary Collateral requested from time to time to be released pursuant to this Section 1.1(c) or Section 1.1(c) of the Subsidiary Pledge and Security Agreement shall be the replacement cost of such Collateral or Subsidiary Collateral, as the case may be, at the time of the re-quest for such release as determined by the Company at such time in good faith and in a reasonable manner.

          1.2. POWER OF ATTORNEY. The Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, with full power (in the name of the Assignor or otherwise), upon the occurrence and during the continuance of an Event of Default to act, require, demand, receive, compound and give acquit-tance for any and all monies and claims for monies due or to become due to the Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings, consistent with the Collateral Agent's rights under this Agreement, which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest and is irrevocable.


                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

          The Assignor represents, warrants and covenants, which representation, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

          2.1. NECESSARY FILINGS. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein (as provided in the Uniform Commercial
Code), which is superior and prior to the rights of all other Persons therein (subject, however, to Permitted Encumbrances that are prior to the security interest granted hereunder pursuant to applicable law), and is entitled to all the rights, prior-ities and benefits afforded by the Uniform Commercial Code as enacted in any relevant jurisdiction to perfected security interests.

          2.2. NO LIENS. The Assignor is, and as to Collateral acquired by it from time to time after the date hereof, the Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance, assignment or other right, title or interest of any Person other than as created under the Security Documents, except as otherwise permitted pursuant to the terms and provisions of the Company Credit Agreement ("Permitted Encumbrances") and, except as to Permitted Encumbrances, the Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

          2.3. OTHER FINANCING STATEMENTS. Except for Permitted Encumbrances, there is no financing statement (or similar statement or instrument of regis-tration under the law of any jurisdiction) covering any interest of any kind in the Collateral and so long as any of the Obligations remain unpaid, the Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security inter-ests granted hereby by the Assignor.

          2.4. CHIEF EXECUTIVE OFFICE; CORPORATE NAME; RECORDS. The chief executive office of the Assignor is located at 557 Mulberry Street, Macon, Georgia 31298. The Assignor will not move its chief executive office except to such new location the Assignor may establish in accordance with the last sen-tence of this Section 2.4. The Assignor will not change its corporate name nor carry on business under any name other than its corporate name except after having complied with the requirements of the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables of the Assignor and the only original books of account and records of the Assignor relating thereto are, and will continue to be, kept at such chief executive office, or at such new location for such chief executive office as the Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables of the Assignor are, and will continue to be, controlled and direct-ed (including, without limitation, for general accounting purposes) from, such chief executive office location as set forth in the first sentence of this
Section 2.4, or such new location as the Assignor may establish in accordance with the last sentence of this Section 2.4. The Assignor shall not establish a new location for its chief executive office or change its corporate name or the names under which it presently conducts its business unless (i) it shall give to the Collateral Agent written notice clearly describing such new location or specifying such new corporate name, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location or such new corporate name, as the case may be, it shall have taken all action, satisfactory to the Collat-eral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          2.5. LOCATION OF EQUIPMENT. (a) All Significant Equipment held on the date hereof by the Assignor is located at the address set forth in the first sentence of Section 2.4 hereof. The Assignor agrees that all Significant Equip-ment now held or subsequently acquired by it shall be kept at (or shall be in transport to) the chief executive office of the Assignor, or such new location as the Assignor may establish in accordance with the last sentence of this
Section 2.5 or, so long as all actions necessary to perfect or continue to perfect the security interests have been taken granted hereunder in such Significant Equipment, such other locations as are listed on Annex A to the Subsidiary Pledge and Security Agreement. The Assignor may not otherwise estab-lish a new location for any Significant Equipment unless (i) it shall have given to the Collateral Agent written notice clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                                   ARTICLE III

                  SPECIAL PROVISIONS CONCERNING RECEIVABLES

          3.1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. As of the time when each of its Receivables arises, the Assignor shall be deemed to have represented and warranted that such Receivable and all records, papers and documents relating thereto (if any) are genuine and in all respects are what they purport to be, and that all papers and documents (if any) relating thereto (i) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for purposes other than general accounting purposes), (ii) will evidence true and valid obligations, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by principles of equity) arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, not subject to the fulfillment of any contract or condition whatsoever or to any defenses, set-offs or counterclaims (except (a) with respect to refunds, re-turns, adjustments and allowances in the ordinary course of business with respect to damaged merchandise and similar practices arising in the ordinary course of business relating to payments under Medicare and other health insur-ance programs and (b) accounts that have not yet been earned by performance), or stamp or other taxes, and (iii) will be in compliance in all material respects and will conform with all applicable and material federal, state and local laws.

                    3.2. MAINTENANCE OF RECORDS. The Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables, including, but not limited to, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Assignor will make the same available to the Collateral Agent, for inspection at the Assignor's place of business, in accordance with the terms set forth for the inspection of such types of records in the Company Credit Agreement (except such records constituting confidential patient informa-tion, the release of which information is prohibited by law). After the occurrence and continuance of an Event of Default, the Assignor shall, at its own cost and expense, deliver all tangible evidence that the Collateral Agent may reasonably request of its Receivables (including, without limitation, all documents evidencing the Receivables) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Assignor) at any time upon its demand; PROVIDED, THAT, nothing set forth herein shall require the delivery of confidential patient information to the extent the release of such information (if any) is prohibited by law until all such consents or approvals for such release shall have been obtained (which consents and approvals the Assignor agrees to promptly take reasonable action to obtain in any such event). If the Collateral Agent so directs, the Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and other books, records and documents of the Assignor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

                    3.3. MODIFICATION OF TERMS; ETC. The Assignor shall not rescind or cancel any indebtedness evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.4 hereof. The Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and will do nothing to impair the rights of the Collateral Agent in the Receivables.

                    3.4. COLLECTION. The Assignor shall endeavor to cause to be collected from the account debtor named in each of its Receivables, as and when due (including, without limitation, Receivables which are delinquent, such Receivables to be collected in accordance with generally accepted collection procedures in accordance with past business practices and all applicable laws), any and all amounts owing under or on account of such Receivable subject to adjustments made in the ordinary course of business and in sound business judgment relat-ing to payments under Medicare and other health insurance programs or made in respect of charitable programs for indigent care in accordance with the Assignor's past practices, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that, prior to the occurrence and continuance of an Event of Default, the Assignor may (i) convey, sell, lease or otherwise dispose of accounts receivable which have been outstanding more than 120 days in the ordinary course of business in accordance with the Assignor's past collection practices of accounts receivable and (ii) allow in the ordinary course of business as adjustments to amounts owing under its Receivables (A) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Assignor finds appropriate in accordance with sound business judgment and
(B) a refund or credit due as a result of returned or damaged merchandise. The costs and expenses (including, without limitation, attorneys' fees) of collec-tion, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

                    3.5. INSTRUMENTS. Upon the occurrence and during the con-tinuance of an Event of Default and upon the written request of the Collateral Agent, if any of the Receivables of the Assignor becomes evidenced by an Instrument, the Assignor will within 10 days notify the Collateral Agent thereof, and upon written request by the Collateral Agent promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

                    3.6. FURTHER ACTIONS. The Assignor will, at its own ex-pense, make, execute, endorse, acknowledge, file and/or deliver to the Collater-al Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, notices and other assurances or instruments and take such further steps relating to its Receivables and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require in order to create, preserve, perfect or validate (under the Assignment of Claims Act of 1940, as amended, or similar state laws, in each case for Receivables under a contract with a book value greater than $50,000) any security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights under this Agreement with respect to such security interest; PROVIDED, HOWEVER, the Collateral Agent agrees that notwithstanding anything to the contrary set forth in this Section 3.6, unless an Event of Default shall have occurred and be continuing, the Assignor may retain in its possession all Collateral which would otherwise require possession by the Collateral Agent for perfection of the security interest therein granted by the Assignor under this Agreement.


                                  ARTICLE IIIA

                      SPECIAL PROVISIONS CONCERNING CHATTEL
                               PAPER AND EQUIPMENT

                    Section 3A.1. CHATTEL PAPER. Upon the occurrence and during the continuance of an Event of Default, the Assignor will, upon request by the Collateral Agent, (i) legend all Chattel Paper with an appropriate refer-ence to the fact that such Chattel Paper has been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein and (ii) promptly deliver all Chattel Paper to the Collateral Agent.

                    Section 3A.2. INSURANCE PROCEEDS. The Collateral Agent may apply any proceeds of insurance with respect to Equipment received by it in accordance with the terms and provisions set forth in the Mortgages, regardless of whether such Equipment is subject thereto. The Assignor assumes all lia-bility and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Assignor.

                                  ARTICLE IIIB

                          SPECIAL PROVISIONS CONCERNING
                               ASSIGNED AGREEMENTS

                    Section 3B.1. EXERCISE OF RIGHTS. So long as no Event of Default has occurred and is continuing, the

Assignor may exclusively exercise all of the Assignor's rights, powers, privi-leges and remedies under the Assigned Agreements, PROVIDED that without the prior written consent of the Collateral Agent, the Assignor will not enter into any amendment, modification, waiver or termination of any provision of the Assigned Agreements other than those which do not have a material adverse effect on the value of such Assigned Agreement; PROVIDED, further however, that the Assignor will give the Collateral Agent written notice of any such amendment, modification, waiver or termination not requiring the prior written consent of the Collateral Agent hereunder.

                    Section 3B.2. FURTHER ACTIONS. The Assignor will at its expense (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce each of the Assigned Agreements in accordance with its terms, and take all such reasonable action to such end as may be from time to time requested by the Collateral Agent; except where the failure to take any of the foregoing actions would not have a material adverse effect on the value of the Assigned Agreements; and (ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all notices, requests and other docu-ments received by the Assignor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements as the Collateral Agent may reasonably request in writing and (B) upon written request of the Collateral Agent, make to any party thereto such demands and requests for information and reports or for action as the Assignor is entitled to make under the Assigned Agreements.


                                   ARTICLE IV

                               FURTHER ASSURANCES

                    Except as permitted hereby, the Assignor will not do anything to materially impair the rights of the Collateral Agent in the Collat-eral. The Assignor will, at its own expense, make, execute, endorse, acknowl-edge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral; PROVIDED, HOWEVER, the Col-lateral Agent agrees that notwithstanding anything to the contrary set forth in this Agreement, unless an Event of Default shall have occurred and be continu-ing, the Assignor may retain in its possession all Collateral which would otherwise require possession by the Collateral Agent for perfection of the security interest therein granted by the Assignor under this Agreement. The As-signor agrees to sign and deliver to the Collateral Agent such financing state-ments, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain a valid and enforceable security interest in the Collateral as provided herein and having the priority as contemplated hereunder and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Assignor will pay any applicable filing fees and related expenses. To the extent permitted by applicable law, the Assignor authorizes the Collateral Agent to file any such financing statements without the signature of the Assignor and to sign such financing statement on behalf of, and in the name of, the Assignor.


                                    ARTICLE V

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

                    5.1. REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. The Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent shall be entitled to exercise all rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction to enforce the assignments and security interests contained herein, and, in addition, to the extent permitted by applicable law, the Collateral Agent may:

                    (a) personally, or by agents or attorney, immediately take possession of the Collateral or any part thereof, from the Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Assignor's or such other Person's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Assignor; and

                    (b) instruct the obligor or obligors on any agreement, in-strument or other obligation (including, without limitation, the Receivables) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent;

it being understood that the Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to apply for a decree requiring, specific performance by the Assignor of said obligation.

                    5.2. REMEDIES; DISPOSITION OF THE COLLATERAL. In connec-tion with the exercise by the Collateral Agent of any of its rights or remedies at any time an Event of Default has occurred and is continuing, any Collateral may be sold, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compli-ance with any mandatory requirements of applicable law, determine to be commer-cially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for 10 days after the giving of such notice, to the right of the Assignor or any nominee of the Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in one newspaper in general circula-tion in Macon, Georgia and one newspaper in general circulation in Atlanta, Georgia. To the extent permitted by any such requirement of law, the Collateral Agent (or any Secured Party) may itself bid for and become the purchaser of the Collateral or any item thereof offered for sale in accordance with this Section without accountability to the Assignor (except to the extent of surplus money received as provided in Section 5.4). In the payment of the purchase price of the Collateral, the purchaser shall be entitled to have credit on account of the purchase price thereof of amounts owing to such purchaser on account of any of the Obligations which would be payable to it in accordance with the terms and provisions of the Credit Agreements, and any such purchaser may deliver notes, claims for interest, or claims for other payment with respect to such obliga-tions in lieu of cash up to the amount which would, upon distribution of the net proceeds of such sale, be payable thereon. Such notes, if the amount payable hereunder shall be less than the amount due thereon, shall be returned to the holder thereof after being appropriately stamped to show partial payment. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as herein above specified, the Collateral Agent need give the Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

                    5.3. WAIVER OF CLAIMS. TO THE EXTENT PERMITTED BY APPLICA-BLE LAW, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE ASSIGNOR HEREBY WAIVES NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S

DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Assignor hereby further waives to the extent permitted by applicable law:

                    (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                    (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                    (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they may now or hereafter lawfully do so, hereby waives the benefit of such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

                    5.4. APPLICATION OF PROCEEDS; ASSIGNOR LIABLE FOR DEFICIEN-CY. The proceeds of any Collateral obtained pursuant to Section 5.1 or disposed of pursuant to Section 5.2 shall be applied as follows:

                    (a) first, to the payment of any and all expenses and fees (including reasonable attorney's fees) actually incurred by the Collateral Agent in obtaining, taking possession of, removing, storing and disposing of Collateral and any and all amounts incurred by the Col-lateral Agent in connection therewith or owing to the Collateral Agent hereunder;

                    (b) next, any surplus then remaining, to the payment of the other Obligations; and

                    (c) if the Total Commitment is then terminated, all Loans (under and as defined in each of the Credit Agreements) have been paid in full, no Letters of Credit or Subsidiary Letters of Credit are outstanding and no Obligation is outstanding, any surplus then remaining shall be paid to the Assignor, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice (without investigation);

it being understood that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggre-gate amount of the sums referred to in clauses (a) and (b) of this Section 5.4.

                    5.5. REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or under any other Credit Document or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumula-tive and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default (as defined in either of the Credit Agreements) or Event of Default or an acquiescence therein.

                    5.6. DISCONTINUANCE OF PROCEEDINGS. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Assignor and the Collateral Agent shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                   ARTICLE VI

                                    INDEMNITY

                    6.1. Without duplication of any amounts payable under Sec-tion 12.1 of each Credit Agreement and any similar indemnity provision under any other Credit Document, the Assignor shall: (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Collateral Agent actually incurred in connection with the admin-istration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Collateral Agent with respect thereto) of and in connection with the preparation, execution and delivery of this Agreement (including, without limitation, the reasonable fees and disburse-ments of Skadden, Arps, Slate, Meagher & Flom) and of the Collateral Agent actu-ally incurred in connection with the preservation of rights under, and enforce-ment of, and, after an Event of Default, any renegotiation or restructuring of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Collateral Agent); (ii) pay and hold the Collateral Agent harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement and save the Collateral Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes, charges or levies; and (iii) indemnify the Collateral Agent, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all costs, losses, liabilities, claims, damages or expenses actually in-curred by any of them (whether or not any of them is designated a party, thereto) arising out of or by reason of any investigation, litigation or other proceeding related to this Agreement or any transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceed-ing. Notwithstanding anything in this Agreement to the contrary, the Assignor shall not be responsible to the Collateral Agent or any officer, director, employee, representative or agent of the foregoing (an "Indemnified Party") for any losses, damages, liabilities or expenses which result from such Indemnified Party's gross negligence or willful misconduct. It is understood that the Assignor shall not, in connection with any single action, suit, proceeding or claim or separate but substantially similar or related actions, suits, proceed-ings or claims, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at the same time for the Indemnified Parties (which firm shall be designated by the Collateral Agent) except that, if any Indemnified Party other than the Collater-al Agent shall determine, in its sole discretion, that there may be a conflict in such firm representing the Collateral Agent and such Indemnified Party, then the Assignor shall be liable for the reasonable fees and expenses of an addi-tional firm for such Indemnified Party whose interests may be in conflict. The Assignor's obligations under this Article VI shall survive any termination of this Agreement.


                                   ARTICLE VII

                                   DEFINITIONS

                    7.1. DEFINITIONS. The following terms shall have the mean-ings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined herein, including in the recital para-graphs, capitalized terms used herein and defined in the Company Credit Agree-ment shall be used herein as so defined.

                    "Agreement" shall have the meaning specified in the first paragraph hereof.

                    "Assigned Agreements" shall have the meaning specified in
Section 1.1 hereof.

                    "Assignor" shall have the meaning specified in the first paragraph hereof.

                    "Chattel Paper" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                    "Collateral" shall have the meaning specified in Section 1.1(a).

                          "Collateral Agent" shall mean Bankers Trust Company, a
New York banking corporation, in its capacity as collateral agent for the Secured Creditors or any of its successors in such capacity.

                    "Company" shall have the meaning specified in the first paragraph of this Agreement.

                    "Company Credit Agreement" shall have the meaning specified in the first "WHEREAS" clause of this Agreement.

                    "Company Guaranty" shall have the meaning specified in the fifth "Whereas" clause of this Agreement.

                    "Contract Rights" shall mean all rights of the Assignor under each Contract (including, without limitation, all rights to payment).

                    "Contracts" shall mean all contracts (including, without limitation, the NME Purchase Agreement) between the Assignor and one or more additional parties as any such Contract may be amended, modified or supplemented from time to time.

                    "Credit Agreements" shall have the meaning specified in the third "Whereas" clause of this Agreement.

                    "Default" shall mean and include any "Default" under either Credit Agreement.

                    "Documents" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                    "Equipment" shall mean all machinery, all manufacturing, distribution, selling, data processing and office equipment, all computers, all furniture, furnishings, appliances, trade fixtures, CAT scanners, X-ray ma-chines, vehicles (other than vehicles the title to which is required to be registered pursuant to state motor vehicle registration statutes); all other equipment, including, in any event, and without limitation, all "equipment" as defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York and any attachments, components, parts, equipment and accesso-ries installed thereon or affixed thereto.

                    "Event of Default" shall mean and include any "Event of Default" under either Credit Agreement.

                    "Excluded Property" shall have the meaning specified in
Section 1.1(a) of this Agreement.

                    "Fixtures" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                    "General Intangibles" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York including, in any event, but not limited to, all rights, interests, choses in action, causes of actions, claims and all other intangible property of every kind and nature (other than Receivables and Instruments), including, without limitation, all loans, royalties and other obligations receivable; all inventions, designs, trade secrets, know-how, computer programs, printouts and other computer materials, goodwill, registrations, licenses (other than licenses with respect to which the Assignor is a licensee and which by their terms or by law are not assignable), franchises, patient lists, credit files, correspondence and advertising materials; all customer, insurance and supplier contracts, rights under license and franchise agreements and other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all payments due or made to the Assignor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all credits with and other claims against carriers and shippers; all rights to indemnification; other proprietary rights of every kind and description; all rights under or in connection with any pledge agreement or security agreement securing any obliga-tion owed to the Assignor; and all other intangible property.

                    "Goods" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                    "Indemnified Party" shall have the meaning specified in
Article VI of this Agreement.

                    "Instruments" shall mean all notes, drafts, stocks, bonds and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same and all other writings which evidence a right to payment for money, including, in any event, and without limitation, all "instruments," "certificat-ed securities" or "uncertificated securities" each as defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, together with all security pledged, assigned, hypothecated, granted or held to secure the foregoing.

                    "Inventory" shall mean all goods (whether in the possession of the Assignor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned, returned or repossessed goods), including, without limitation, all such goods which are held for sale or lease or are to be furnished (or which have been furnished) or consumed in the Assignor's business and including all other inventory, including, in any event and without limitation, all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor.

                    "Lenders" shall mean the financial institutions from time to time signatories to either or both of the Credit Agreements.

                    "1992 Company Credit Agreement" shall have the meaning specified in the first "Whereas" clause of this Agreement.

                    "1992 Credit Agreements" shall have the meaning specified in the third "Whereas" clause of this Agreement.

                    "1992 Subsidiary Credit Agreement" shall have the meaning specified in the third "Whereas" clause of this Agreement.

                          "Obligations" shall mean (a) all indebtedness, obliga-
tions, and liabilities (including, without limitation, guarantees, reimbursement obligations in respect of Letters of Credit and other contingent liabilities) of the Assignor to the Collateral Agent, the Agent and any Lender, arising under or in connection with (i) the Company Credit Agreement, (ii) the Company Guaranty, and/or (iii) this Agreement; (b) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; and (c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Assignor referred to in clause (a), after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Collateral Agent and the other Secured Creditors of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees of the Collateral Agent and the other Secured Creditors actually incurred and court costs.

                    "Original Co-Agents" shall have the meaning specified in the first "Whereas" clause of this Agreement.

                    "Permitted Encumbrances" shall have the meaning specified in
Section 2.2.

                    "Proceeds" shall mean "proceeds" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                    "Receivables" shall mean all of the Assignor's "accounts" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                    "Secured Creditors" shall mean, collectively, the Lenders, the Agent, the Co-Agent, the Collateral Agent, and their respective successors and assigns.

                    "Significant Equipment" shall mean Equipment with an aggregate fair market value of $200,000 or greater.

                    "SUBSIDIARY COLLATERAL" shall have the meaning provided for the term "Collateral" in the Subsidiary Pledge and Security Agreement.

                          "Subsidiary Credit Agreement" shall have the meaning
specified in the second "Whereas" clause of this Agreement.

                    "Subsidiary Guaranty" shall have the meaning specified in the third "Whereas" clause of this Agreement.

                    "Total Commitment" shall mean the Total Revolving Loan Commitment.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                    8.1. NOTICES. All notices and other communications here-under shall be given to the Assignor or the Collateral Agent at the addresses and in the manner specified in the Company Credit Agreement.

                    8.2. WAIVER; AMENDMENT. No delay on the part of the Co-llateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless executed and delivered in accordance with the terms of the Credit Agreements. No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

                    8.3. OBLIGATIONS ABSOLUTE. The obligations of the Assignor under this Agreement shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Company Guaranty, either Credit Agreement, any Note, any other Credit Document or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of the Company Guaranty, either Credit Agreement, any Note, any other Credit Document or any other documents, instru-ments or agreement referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security to the Collateral Agent, the other Secured Creditors or their assignees or any acceptance thereof or any release of any security by the Collateral Agent, the other Secured Creditors or their assignees; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolu-tion, liquidation or other like proceeding relating to the Assignor or any Subsidiary of the Assignor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Assignor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collater-al, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a dis-charge of the Assignor. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

                    8.4. SUCCESSORS AND ASSIGNS. This Agreement shall be bind-ing upon the Assignor and its successors and assigns and shall inure to the benefit of each Secured Creditor and its permitted successors and assigns, pro-vided that the Assignor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent.

                    8.5. HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                    8.6. SEVERABILITY. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provi-sions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    8.7. GOVERNING LAW; APPOINTMENT OF AN AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGA-TIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE

ASSIGNOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ASSIGNOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS THE DESIGNEE, APPOINTEE AND PROCESS AGENT OF THE ASSIGNOR, TO RECEIVE, FOR AND ON BEHALF OF THE ASSIGNOR, SERVICE OF PROCESS IN SUCH JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE DEEMED COM-PLETED TEN DAYS AFTER DELIVERY THEREOF TO SAID COLLATERAL AGENT. IT IS UNDER-STOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH PROCESS AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE ASSIGNOR AT ITS ADDRESS SET FORTH IN THE COMPANY CREDIT AGREEMENT, BUT THE FAILURE OF THE ASSIGNOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE ASSIGNOR HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ASSIGNOR IN ANY OTHER JURISDICTION.

                    8.8. ASSIGNOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement (except for actions arising from the Collateral Agent's gross negli-gence or willful misconduct or for acts which are not commercially reasonable), nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral.

                    8.9. TERMINATION; RELEASE. When the Total Commitment is terminated, all Loans (under and as defined in each of the Credit Agreements) are indefeasibly paid in full, no Letters of Credit or Subsidiary Letters of Credit are outstanding and all other Obligations (other than indemnities which by their terms survive the repayment of the Loans) are irrevocably paid in full, this Agreement shall terminate. Upon the termination of this Agreement, the Collateral Agent, at the request and expense of the Assignor will promptly exe-cute and deliver to the Assignor the proper instruments (including Uniform Com-mercial Code termination statements on form UCC-3) acknowledging the termination of this Agreement and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agree-ment.

                    8.10. COLLATERAL AGENT. The appointment of the Collateral Agent as Collateral Agent hereunder pursuant to the Intercreditor Agreement (as defined in the 1992 Company Credit Agreement) has been ratified and confirmed by the Lenders in the Credit Agreements, and the Collateral Agent shall be entitled to the benefits of the Credit Agreements. The Collateral Agent shall be obli-gated, and shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral) solely in accordance with this Agreement and the Credit Agreements. The Collateral Agent may resign and a successor Collateral Agent may be appoint-ed in the manner provided in the Credit Agreements. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that succes-sor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent and the retiring Collateral Agent shall take all steps necessary to transfer to the new Collateral Agent the rights and interest granted under this Agreement.

                    8.11. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ASSIGNOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR ANY MATTER ARISING IN CONNECTION HEREUNDER.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                           BANKERS TRUST COMPANY, in its
                           capacity as Collateral Agent



                           By:  /s/ Mary Kay Coyle
                                _______________________________
                                Name:  Mary Kay Coyle
                                Title: Vice President



                           CHARTER MEDICAL CORPORATION,
                           as Assignor


                           By:  /s/ James R. Bedenbaugh
                                ______________________________
                                Name:  James R. Bedenbaugh
                                Title: Treasurer

                                   SCHEDULE 1
                      COMPANY PLEDGE AND SECURITY AGREEMENT
                                EXCLUDED PROPERTY

1. Charter Medical Building Mortgate -- Note and Security Deed dated as of June 26, 1969 among William A. Fickling, B. Sanders Walker, William A. Flickling, Jr., B. Sanders Walker, Jr., W.S. Stuckey, Jr., Lynda Stuckey Franklin, H.W. Polley and New York Life Insurance Company. (On October 16, 1981, Charter Medical Corporation purchased a 50% undivided interest in the building and assumed a 50% share of the New York Life Insurance Company mortgage loan on the building.)